SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of Earliest Event Reported): February 18, 1999

                                  SYNETIC, INC.
               (Exact name of registrant as specified in charter)


           DELAWARE                       0-17822               22-2975182
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
        incorporation)                                       Identification No.)

669 River Drive, River Drive Center II                  07407
         Elmwood Park, NJ                            (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 703-3400

                        Exhibit Index Appears on page 2.










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Item 5.  Other Events.

                  SETTLEMENT OF ENFORCEMENT DIVISION PROCEEDING. In July 1994, the Division of Enforcement of the Securities and Exchange Commission (the "SEC") began an investigation regarding certain trading in securities of Synetic, Inc. (the "Company"). On March 11, 1998, the SEC filed a civil action against Roger Licht, an outside director of the Company. The complaint alleges that Mr. Licht provided non-public information to friends in connection with transactions involving the Company and its former parent, Medco Containment Services, Inc. ("Medco"), and traded on the basis of non-public information in connection with an unrelated company. The SEC's complaint relates to the acquisition of Medco by Merck & Co. Inc. in July 1993 and Medco's subsequent sale of its majority interest in the Company in May 1994. The SEC's action sought disgorgement of the alleged trading profits and an injunction against Mr. Licht. The SEC's action did not involve or seek any recovery from the Company or allege any wrongdoing by the Company.

                  Mr. Licht has reached a settlement of the SEC's action pursuant to which Mr. Licht has agreed, without admitting or denying any of the allegations in the SEC's action, to the entry of a permanent injunction prohibiting him from any future violations of the federal securities laws. As part of the settlement Mr. Licht agreed to disgorge trading profits of $58,613, including interest, and to pay a penalty of $87,607. The settlement by Mr. Licht, along with settlements reached with the SEC by the remaining parties named in the action, conclude the SEC's action.


                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

none










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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYNETIC, INC.



                                        By: /s/ Charles A. Mele
                                        ---------------------------------
                                        Name:   Charles A. Mele
                                                Executive Vice President
                                                and General Counsel